Exhibit 5.3

November 20, 2017

Teleflex Incorporated

550 E. Swedesford Road

Suite 400

Wayne, PA 19087

Re:	Senior Note Offering

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as Utah counsel to Wolfe-Tory Medical, Inc., a Utah corporation (the “Company”), in connection with the Company’s proposed guarantee, along with certain other guarantors under the Indenture (as defined below), of $500,000,000 in aggregate principal amount of 4.625% Senior Notes due 2027 (the “Notes”). The Notes are to be issued by Teleflex Incorporated, a Delaware corporation (the “Issuer”), in connection with a public offering described in the prospectus supplement dated November 16, 2017 (the “Prospectus Supplement”) to a Registration Statement on Form S-3, as amended by Post-Effective No. 1 thereto (File No. 333-211276) (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuer under the Notes will be guaranteed by the Company and certain other guarantors (the “Guarantees”). The Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of May 16, 2016 (the “Base Indenture”), among the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of November 20, 2017, among the Issuer, the guarantors named therein and the Trustee (together with the Base Indenture, the “Indenture”).

In our capacity as Utah counsel, we have examined copies of executed originals or of counterparts of the following documents, each dated the date hereof, unless otherwise noted:

(a) the Prospectus Supplement;

(b) the Registration Statement;

(c) the Indenture (including the Guarantee set forth therein);

(d) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (collectively, the “Charter Documents”);

Teleflex Incorporated

November 20, 2017

(e) a copy of the Certificate of Existence issued by the Utah Department of Commerce, Division of Corporations and Commercial Code, dated November 17, 2017 (the “Subsistence Certificate”); and

(f) the resolutions of the board of directors of the Company with respect to the filing of the Registration Statement and the issuance of the Company’s Guarantee.

The opinion given in paragraph 1 below is based solely upon the Subsistence Certificate.

We have reviewed such other documents and made such examinations of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Company.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the law of the State of Utah.

2. The Indenture (including the Guarantee set forth therein) has been duly authorized, executed and delivered by the Company.

3. The execution, delivery and performance by the Company of the Indenture (including the Guarantee set forth therein) does not violate the Charter Documents or the laws of the State of Utah, which in our experience is normally applicable both to entities that are not engaged in regulated businesses and to transactions of the type contemplated by the Indenture (including the Guarantee set forth therein).

We express no opinion as to the law of any jurisdiction other than the State of Utah.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Teleflex Incorporated

November 20, 2017

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Form 8-K to be filed in connection with the offering of the Notes. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr LLP